UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 16, 2015 (April 15, 2015)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Shareholders of EQT Corporation (the Company) held on April 15, 2015 (the Annual Meeting), the Company’s shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 20, 2015 (the Proxy Statement).  The final vote results for each proposal were as follows:

Proposal 1*:	Shares For	% Cast For	% Outstanding For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Elected each individual identified below to the Board of Directors to serve a one-year term expiring in 2016:
Philip G. Behrman, Ph.D.	112,878,161	99.77%	74.31%	257,987	0.23%	545,875	15,140,681
A. Bray Cary, Jr.	112,353,449	99.31%	73.97%	777,616	0.69%	550,958	15,140,681
Margaret K. Dorman	112,849,358	99.74%	74.29%	296,366	0.26%	536,299	15,140,681
David L. Porges	110,587,775	98.02%	72.80%	2,229,342	1.98%	864,906	15,140,681
James E. Rohr	111,492,875	98.56%	73.40%	1,629,658	1.44%	559,490	15,140,681
David S. Shapira	111,521,275	98.58%	73.41%	1,605,689	1.42%	555,059	15,140,681
Lee T. Todd, Jr., Ph.D.	112,191,415	99.17%	73.86%	938,173	0.83%	552,435	15,140,681

Proposal 2*:	Shares For	% Cast For	% Outstanding For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Approved a non-binding resolution regarding the compensation of the Company’s named executive officers for 2014.	111,334,782	98.61%	73.29%	1,564,498	1.39%	782,743	15,140,681

Proposal 3*:	Shares For	% Cast For	% Outstanding For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.	127,118,294	99.20%	83.69%	1,028,966	0.80%	675,444	N/A

Proposal 4*:	Shares For	% Cast For	% Outstanding For	Shares Against	% Cast Against	Shares Abstained	Broker Non-Votes
Approved a shareholder proposal regarding a proxy access bylaw.	74,818,968	66.31%	49.26%	38,020,840	33.69%	841,311	15,140,681

* For purposes of Proposals 1 through 4, abstentions, broker non-votes and the failure to vote are not votes cast and, accordingly, have no effect on the outcome of such proposals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: April 16, 2015	By:	/s/ Philip P. Conti

	Name:	Philip P. Conti
	Title:	Senior Vice President and
Chief Financial Officer